Registration No. 33-61019


                SECURITIES AND EXCHANGE COMMISSION

                      Washington, D. C. 20549

                  ______________________________
                  Post Effective Amendment No. 1
                                TO
                             FORM S-4

                      REGISTRATION STATEMENT
                               UNDER
                    THE SECURITIES ACT OF 1933

                   ____________________________

                   THE COLONIAL BANCGROUP, INC.

      (Exact name of Registrant as specified in its charter)

   Delaware                     6711                        63-0661573
  (State of           (Primary Standard Industrial        (I.R.S. Employer
Incorporation)        Classification Code Number)        Identification No.)

    One Commerce Street, Suite 800                   (334) 240-5000
      Montgomery, Alabama 36104                      (Telephone No.)
(Address of principal executive offices)

         ____________________________________________

                      W. Flake Oakley, IV
                           Secretary
                     Post Office Box 1108
                   Montgomery, Alabama 36102
            (Name and address of agent for service)

                          Copies to:

                  Michael D. Waters, Esquire
                Miller, Hamilton, Snider & Odom
                One Commerce Street, Suite 802
                   Montgomery, Alabama 36104

 Approximate date of commencement of proposed sale to the public:
     As soon as practicable after the effective date of this
                     Registration Statement.

     If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ( )

     The Colonial BancGroup, Inc. ("BancGroup") registered 769,018 shares of its Common Stock on Form S-4, registration no. 33-61019, pursuant to the acquisition of Mt. Vernon Financial Corporation.
A total of 521,646 shares were actually issued in such acquisition on October 20, 1995. Accordingly, pursuant to the undertaking given by BancGroup in such registration statement in accordance with Regulation S-K, item 512(a)(3), BancGroup hereby removes 247,372 shares from registration.


                             SIGNATURE


     Pursuant to Regulation S-K, item 512(a)(3) and SEC Rule 478(a)(4), the undersigned registrant hereby executes this post effective amendment to its registration statement on Form S-4 to remove from registration certain shares not issued and has caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Montgomery, Alabama, on the 20th day of October, 1995.

                                    THE COLONIAL BANCGROUP, INC.


                                    By:  /s/ W. Flake Oakley, IV
                                         ___________________________
                                         W. Flake Oakley, IV
                                         Chief Financial Officer and
                                         Duly authorized agent for
                                         service